Exhibit 1

Press release dated April 3, 2002.

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street –Charleston, S.C. 29401
843-529-5933 –FAX: 843-529-5929

NEWS	NEWS	NEWS	NEWS

Contact:	Phyllis Ainsworth
Vice President
(843) 529-5931

FIRST FINANCIAL HOLDINGS, INC. ANNOUNCES
EXTENSION OF STOCK REPURCHASE PROGRAM

Charleston, South Carolina (April 3, 2002) -- First Financial Holdings, Inc. (NASDAQ: FFCH) today announced that the Board of Directors has authorized the Company to extend the expiration date of its current repurchase program to September 30, 2002.  The original announcement made in September 2001 approved the acquisition up to approximately 600,000 shares of the Company's common stock, representing approximately 4.5% of the outstanding common stock.  The balance available for repurchase is approximately 478,000 shares.

          First Financial is a multiple thrift holding company with assets of $2.3 billion.  Its subsidiaries, First Federal Savings and Loan Association of Charleston and Peoples Federal Savings and Loan Association in Conway, have a total of 44 offices located in the Charleston Metropolitan area and Horry, Georgetown, Beaufort and Florence Counties in South Carolina, and Sunset Beach, North Carolina.  The Company also provides brokerage, trust and insurance services through First Southeast Investor Services, Inc., First Southeast Fiduciary and Trust Services and First Southeast Insurance Services.  For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com.

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